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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Business Financial Services, Inc.
Bala Cynwyd, PA


     We hereby consent to the use in this Registration Statement on Form S-2 of our report dated September 9, 1999, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                                          /s/ BDO SEIDMAN, LLP
                                                          ---------------------
                                                          BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
September 17, 1999